UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SILGAN HOLDINGS INC.
(Exact name of Registrant as specified in its charter)

Delaware		06-1269834
(State or other jurisdiction		(I.R.S. Employer
of incorporation)		Identification No.)

4 Landmark Square
Stamford,	Connecticut	06901
(Address of principal executive offices)		(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: None (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

EXPLANATORY NOTE

This registration statement on Form 8-A is being filed by Silgan Holdings Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the Company’s transfer of its listing of Common Stock, par value $0.01 per share (the “Common Stock”), from the Nasdaq Global Select Market (the “Nasdaq”) to the New York Stock Exchange (the “NYSE”). The Company expects that the listing and trading of its Common Stock on the Nasdaq will cease at the close of trading on July 29, 2022, and that trading of its Common Stock on the NYSE will begin at market open on August 1, 2022.

Item 1. Description of Registrant's Securities to be Registered.

The Company hereby incorporates by reference herein the description of its Common Stock to be registered hereunder, as set forth in Exhibit 4.11, Description of Securities, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on March 2, 2020, except that any reference to the Nasdaq is hereby amended to refer to the NYSE.

Item 2. Exhibits

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Company are registered on the NYSE and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General
Counsel and Secretary

Date: July 28, 2022

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